UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 22, 2015

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
ODAC Credit Agreement Amendment
On May 22, 2015, On Deck Asset Company, LLC (“ODAC”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), amended and repurposed its existing asset-backed revolving debt facility (the “ODAC Facility”) so that the ODAC Facility could be used in its entirety to finance the Company’s line of credit product. On that date, ODAC entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “ODAC Credit Agreement Amendment”) with the Lender party thereto and WC 2014-1, LLC, as Administrative Agent for the Lenders (the “ODAC Administrative Agent”). The ODAC Credit Agreement Amendment amends the Second Amended and Restated Credit Agreement (the “ODAC Credit Agreement”), dated as of December 19, 2014, by and among ODAC, as Borrower, the Lenders party thereto from time to time, the ODAC Administrative Agent and Deutsche Bank Trust Company Americas, as Paying Agent and as Collateral Agent. The ODAC Credit Agreement was previously filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 2014. As a result of the ODAC Credit Agreement Amendment, the Company may now obtain funding for its line of credit product through the ODAC Facility, subject to customary borrowing conditions, in addition to certain other funding sources available to the Company.
The ODAC Credit Agreement Amendment provides for:

•	the utilization of up to the entire ODAC Facility solely for the financing of the Company’s line of credit product;

•	the extension of the commitment termination date of the ODAC Facility by approximately seven months to May 22, 2017;

•
the extension of the date on or prior to which early termination fees may be payable in the event of a termination or other permanent reductions of the revolving commitments by approximately seven months to May 22, 2016; and

•	various related technical, definitional, conforming and other changes.
The foregoing description of the ODAC Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the ODAC Credit Agreement Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.
SunTrust Facility
On May 22, 2015, Receivable Assets of OnDeck, LLC (“RAOD”), a wholly-owned subsidiary of the Company, established a new asset-backed revolving debt facility (the “SunTrust Facility”). On that date, RAOD entered into that certain Credit Agreement (the “SunTrust Credit Agreement”) by and among RAOD, as Borrower, the Lenders party thereto from time to time, SunTrust Bank, as Administrative Agent for the Class A Revolving Lenders (the “SunTrust Administrative Agent”), and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent for the Secured Parties. The Company may now obtain funding through the SunTrust Facility, subject to customary borrowing conditions, in addition to its other funding sources.
The following table summarizes certain aspects of the SunTrust Facility:

Facility Size	$50 million
Borrowing Base Advance Rate	80% (Class A)
Interest Rate	LIBOR + 3.00% (Class A)
Commitment Termination Date	May 22, 2017
The SunTrust Facility also contemplates the introduction, at RAOD’s election and with the SunTrust Administrative Agent’s consent, of one or more Class B Revolving Lenders resulting in Class B commitments of up to $9,375,000 thereby potentially increasing the facility size to up to $59,375,000. The borrowing base advance rate for Class B revolving loans is 95%. The interest rate for Class B revolving loans will not exceed LIBOR + 7.00%. Early termination fees may be payable under the SunTrust Facility in the event of a termination or other permanent reductions of the revolving commitments prior to May 22, 2016.
Under the SunTrust Facility, the Lenders party thereto commit to make loans to RAOD, the proceeds of which are used to finance RAOD’s purchase of small business loans from the Company in a bankruptcy remote transaction. The revolving pool of small business loans purchased by RAOD serves as collateral for the loans made to RAOD under the SunTrust Facility. RAOD repays the borrowings from collections received on the loans.
RAOD can voluntarily repay and re-borrow principal amounts under the SunTrust Facility subject to satisfaction of borrowing conditions, including borrowing base requirements. In order for the Company's loans to be eligible for purchase by RAOD under this facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company's underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan. RAOD’s collateral pools are subject to certain concentration limits that, when exceeded, will require RAOD to add or maintain additional collateral and, if not cured, an event of default will occur. Concentration limitations include, among others, geographic, industry, time in business and outstanding principal balance.

The loans and other assets to be transferred by the Company to RAOD in connection with the SunTrust Facility will be owned by RAOD, will be pledged to secure the payment of the obligations incurred by RAOD, will be assets of RAOD and will not be available to satisfy any of the Company’s obligations. Lenders under the SunTrust Facility do not have direct recourse to On Deck Capital, Inc.
The Company’s ability to utilize the SunTrust Facility is subject to RAOD’s compliance with various covenants and other specified requirements of the SunTrust Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the facility and/or the termination of the facility.
Such requirements include:

•
Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•
Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain default and delinquency rates and that the excess spread on the pool not be less than stated minimum levels. Excess spread is generally the amount by which income received by RAOD during a collection period (primarily interest collections and fees) exceeds its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•
Other Events. Other events may include, among others, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, the occurrence of certain events of default or acceleration under other facilities, the inability or failure of the Company to transfer loans to RAOD as required, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of judgments, attachments or certain tax liens that remain undischarged, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on RAOD’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of RAOD to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default under the SunTrust Facility, collections on the collateral are applied to repay principal rather than being available on a revolving basis to fund the origination activities of the Company's business.
Moreover, the Company will act as servicer with respect to the small business loans held by RAOD. If the Company defaults in its servicing obligations or fails to meet certain financial covenants, an event of default could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.
The foregoing description of the SunTrust Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the SunTrust Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer